UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) October 27, 2026 (October 23, 2026)

VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15827		38-3519512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

One Village Center Drive,	Van Buren Township,	Michigan	48111
(Address of Principal Executive Offices)			(Zip Code)

Registrant's telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	VC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Visteon Corporation (the “Company”) announced today the appointment of Colleen E. Myers as its interim Chief Financial Officer effective upon the departure of its current Chief Financial Officer as discussed below. A copy of the press release announcing these events is attached hereto as Exhibit 99.1. Ms. Myers will serve as interim Chief Financial Officer until her successor is chosen and qualified, or until her earlier resignation or removal. The Board of Directors of the Company is in the process of initiating a search for a permanent Chief Financial Officer and will name Ms. Myers’ successor at the completion of the search. Ms. Myers will replace Jerome J. Rouquet who will leave the Company effective as of November 30, 2026. Ms. Myers will act as the Company’s principal financial officer and principal accounting officer during the time that she is serving as interim Chief Financial Officer. The departure of Mr. Rouquet is not the result of any disagreement with the Company or any matter relating to the Company’s operations, policies, or practices, including its controls or accounting policies.

Colleen E. Myers, 51, has been Visteon’s Vice President and Chief Accounting Officer since January 2024. Prior to her appointment to that role, she was Assistant Controller since May 2021 and Senior Manager, Reporting and Consolidations since joining the Company in June 2015. Prior to joining Visteon, she worked at Masco Corporation holding supervisory positions of increasing responsibility in financial reporting and internal audit. Ms. Myers is a certified public accountant. While serving as interim Chief Financial Officer, Ms. Myers will receive a monthly stipend of $25,000, and she will participate in the Company’s Change in Control Plan. In addition, going forward, Ms. Myers’ annual base salary will be increased from $286,000 to $330,000, and her target Annual Incentive and Long-Term Incentive awards will increase accordingly.

There is no arrangement or understanding between Ms. Myers and any other person pursuant to which he was selected as an officer of the Company and there are no family relationships between Ms. Myers and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Ms. Myers has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

By:	/s/Brett D. Pynnonen
Brett D. Pynnonen
Senior Vice President and Chief Legal Officer

Date: October 27, 2026